Exhibit 10.34

HEALTHTRONICS, INC.
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

        This Director Restricted Stock Award Agreement (the “Agreement”), by and between HealthTronics, Inc. (the “Company”) and ______________ (the “Grantee”), evidences the grant by the Company of an Award of Restricted Stock (the “Award”) to the Grantee on the __ day of _______, 20__ (the “Grant Date”) and the Grantee’s acceptance of the Award in accordance with the provisions of the Company 2004 Equity Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Grantee agree as follows:

        1.      Basis for Award. This Award is made under the Plan pursuant to Section 9 thereof.

        2.    Stock Awarded.

        (a)     The Company hereby awards to the Grantee, in the aggregate, ______ Shares (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

        (b)     Each certificate issued in respect of the Restricted Stock shall be registered in the Grantee’s name and deposited by the Grantee, together with a share power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTEDHEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE)CONTAINED IN THE HEALTHTRONICS, INC. 2004 EQUITY INCENTIVE PLAN AND THEDIRECTOR RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTEREDOWNER AND HEALTHTRONICS, INC. IN RESPECT OF SUCH STOCK.”

At the expiration of the restrictions, the Company shall redeliver to the Grantee (or the Grantee’s legal representative, beneficiary or heir) share certificates for the Restricted Stock deposited with it without any legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. The Grantee shall have the right to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan. Notwithstanding the foregoing, the Company shall retain custody of all cash, securities and other property distributed by the Company in respect of the Restricted Stock (“Retained Distributions”) subject to the restrictions set forth in this Agreement and such Retained Distributions shall be subject to the same restrictions on terms and conditions as are applicable to such Restricted Stock.

        (c)     Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock covered by this Agreement are that the stock will be forfeited by the Grantee and all of the Grantee’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

        3.    Vesting. The restrictions described in Section 2 of this Agreement will lapse with respect to ______ shares of the Restricted Stock on the first anniversary of the Grant Date, with respect to ______ shares of the Restricted Stock on the second anniversary of the Grant Date, with respect to ______ shares of the Restricted Stock on the third anniversary of the Grant Date, and with respect to ______ shares of the Restricted Stock on the fourth anniversary of the Grant Date, provided the Grantee is still serving as a member of the Board of Directors of the Company on such vesting dates. If the Grantee ceases to serve as a member of the Board of Directors of the Company for any reason at any time prior to the vesting dates, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service.

        4.    Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

        5.    Tax Withholding.

        (a)        The Grantee agrees that, subject to clause 5(b) below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Grantee shall pay to the Company (in cash or Restricted Stock held by the Grantee whose Fair Market Value on the day preceding the date the Restricted Stock vests is equal to the amount of the Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock.

        (b)        If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Code, the Grantee shall pay to the Company or the appropriate tax authority, or make other arrangements satisfactory to the Administrator to pay to the Company or the appropriate tax authority in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Grantee fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

        6.    No Right to Continued Service as a Director. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or the Company’s shareholders to remove Grantee as a director of the Company, any right of the Nominating Committee of the Company to determine not to nominate Grantee for election as a director of the Company, or any right of the shareholders of the Company to decide not to elect Grantee as a director of the Company.

        7.    Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:

        (a)    Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Restricted Stock once vested, and that the Grantee should consult a tax adviser prior to such time.

        (b)    Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

        8.    Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization under Section 14 of the Plan, the Administrator may make appropriate adjustments to the number and class of shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Administrator’s adjustment shall be made in accordance with the provisions of Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

        9.    Governing Law; Modification. This Agreement shall be governed by the laws of the State of Georgia without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

        10.    Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

        11.    Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

HEALTHTRONICS, INC.

By: _______________________________________________
Name: _____________________________________________
Title:______________________________________________

GRANTEE

By: _______________________________________________
Name: _____________________________________________

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